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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
T-NETIX, Inc.

We consent to the incorporation by reference in T-NETIX, Inc.'s registration statement on Form S-8 dated December 30, 1999, of our report dated October 18, 1998, relating to the consolidated balance sheets of T-NETIX, Inc. and subsidiaries as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the three years then ended, which report appears in the July 31, 1998 Annual Report on Form 10-K of T-NETIX, Inc.

                                     /s/ KPMG LLP

Denver, Colorado
December 29, 1999